Exhibit 10.43

AMENDMENT NO. 1 TO FINANCING AND SECURITY AGREEMENT

This Amendment No. 1 to Financing and Security Agreement (this “Amendment”) shall be entered into on March 9, 2015, by and between LOCAL CORPORATION (“Seller”), a Delaware corporation, and FAST PAY PARTNERS LLC (“Purchaser”), a Delaware limited liability company.

RECITALS

WHEREAS, the Seller and Purchaser entered into that certain Financing and Security Agreement (the “FPP Factoring Agreement”) dated on or around March 9, 2015, as amended from time to time;

WHEREAS, the Seller and Purchaser deem it desirable and necessary to supplement and modify certain terms and provisions to the FPP Factoring Agreement by this Amendment;

NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	All capitalized terms not otherwise defined herein shall have their respective meanings as set forth in the FPP Factoring Agreement. This Amendment and the terms and provisions hereof, are incorporated in their entirety into the FPP Factoring Agreement by reference. In the event of any conflict between this Amendment and the FPP Factoring Agreement, the terms of this Amendment shall prevail.

2.	Amendments to the FPP Factoring Agreement.

a.	Clause (e) in the “General Rates and Fees” box on the first page of the FPP Factoring Agreement is hereby amended by deleting such clause in its entirety and replacing it with the following:

“(e) Additional Factoring Fee: *** per month prorated daily on the gross value of the Invoiced amount outstanding, commencing on day 31 (Invoices after the 104th day shall be deemed ineligible).”

b.	Clause (g) in the “General Rates and Fees” box on the first page of the FPP Factoring Agreement is hereby amended by deleting such clause in its entirety and replacing it with the following:

“(g) Concentration Limit: The percentage of any debt from a single debtor over the total amount outstanding from Seller’s purchased accounts must remain below 25% (or 55% with respect to each of Yahoo or Google). In the event the percentage exceeds the foregoing limit, FPP may exercise Purchaser’s right not to purchase more accounts from said debtor.”

Amendment No. 1 to Financing and Security Agreement

*** - Portions of this page have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

c.	Clause (j) in the “General Rates and Fees” box on the first page of the FPP Factoring Agreement is hereby amended by deleting such clause in its entirety and replacing it with the following:

“(j) Termination: Subject to a fee equal to 0.1% of the Maximum Line Amount multiplied by the ratio of: (i) number of days between the date of termination (for any termination prior to the end of the Term) and the last day of the Term to (b) 30 (the “Early Termination Fee”), Seller may terminate this agreement at any time upon 60 days prior written notice to Purchaser whereupon this Agreement shall terminate upon successful repayment of all outstanding Obligations.”

d.	Section 9.1.7 of the FPP Factoring Agreement is hereby amended by adding the following proviso to the end of such existing clause:

“, provided, so long as no Event of Default has occurred and is continuing, Purchaser shall make reasonable efforts to consult with Seller prior to such communication;”

e.	Section 12.1 of the FPP Factoring Agreement is hereby amended by adding the following proviso to the end of such existing section as follows:

“; provided, nothing in the foregoing is intended to invalidate any contractual provision existing on the date hereof between Seller and Yahoo or Google solely with respect to Yahoo or Google’s right to audit the quality of the services generating the Accounts in question in the ordinary course of business.”

f.	Section 13 of the FPP Factoring Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

“13. Account Disputes. Seller shall notify Purchaser promptly of and, if requested by Purchaser, will settle all disputes concerning any Purchased Account, at Seller’s sole cost and expense, provided that, so long as no Event of Default has occurred and is

Amendment No. 1 to Financing and Security Agreement

continuing, the parties shall work in good faith for a period of 5 days to determine a mutually agreeable course of action with respect to a proposed settlement of a dispute prior to undertaking such settlement, unless the terms of such settlement or exigent circumstances, as determined by Purchaser, require a quicker resolution. Subject to the immediately preceding sentence, Purchaser may, but is not required to, attempt to settle, compromise, or litigate (collectively, “Resolve”) the dispute upon such terms, as Purchaser in its sole discretion deem advisable, for Seller’s account and risk and at Seller’s sole expense. Upon the occurrence of an Event of Default, Purchaser may Resolve such issues with respect to any Account of Seller

g.	Section 14.5 of the FPP Factoring Agreement is hereby amended by deleting the reference therein to “except for the security interest granted to Purchaser” and replacing such reference with “except for (i) the security interest granted to Purchaser and (ii) for the period from the date hereof until just prior to the first Advance extended hereunder, the security interests granted to Square 1 Bank, Wolverine Flagship Fund Trading Limited, and The Tail Wind Fund Ltd. (Seller hereby affirms its covenant obligation to terminate such security interests set forth in this clause (ii) prior to the extension of any Advance hereunder),”

h.	Section 14.6(e) of the FPP Factoring Agreement is hereby amended by adding the following to the beginning of such clause: “except as disclosed by Seller to Purchaser in writing prior to the date hereof”.

i.	Section 17.1 of the FPP Factoring Agreement is hereby amended by adding the following new clause (i) to the end of such existing section as follows:

“; or (i) any default or event of default has occurred and is continuing with respect to the Unsecured Subdebt Notes.”

j.	Section 18.4 of the FPP Factoring Agreement is hereby amended by deleting the reference therein to “Purchaser shall have no duty” and replacing such reference with “Purchaser shall have no duty (except as may be required by applicable law)”.

k.	Section 21.1 of the FPP Factoring Agreement is hereby amended by: (i) deleting the reference therein to “60 days prior written notice” and replacing such reference with “at least 60 days written notice prior to the intended date of termination” and (ii) deleting the reference therein to “automatically extended for successive Terms” and replacing such reference with “automatically extended for successive 1-year Terms”.

Amendment No. 1 to Financing and Security Agreement

l.	Section 36 of the FPP Factoring Agreement is hereby amended by adding the following new definition in alphabetical order:

“Unsecured Subdebt Notes” – those certain Series A and Series B Senior Subordinated Convertible Notes or any other securities issued by Seller pursuant to that certain Indenture (or any supplemental Indenture) between Local Corporation and U.S. Bank National Association dated on or around the date hereof.

m.	Section 36 of the FPP Factoring Agreement is hereby amended by deleting the definition of “Term” therein and replacing such definition with the following:

“Term” – the period of time up to and including April 9, 2016.

3.	Conditions Precedent to Effectiveness of this Amendment.

a.	The FPP Factoring Agreement must be in effect, without termination;

b.	No Default or Event of Default shall have occurred or be continuing under the FPP Factoring Agreement; and

c.	Seller shall pay the $3,500 closing fee owed to Purchaser referenced in clause (h) of the “General Rates and Fees” box on the first page of the FPP Factoring Agreement.

d.	Seller shall pay all of Purchaser’s reasonable out-of-pocket fees and expenses in connection with this Amendment.

4.	Conditions Precedent to the Extension of the First Advance Under the FPP Factoring Agreement.

a.	The FPP Factoring Agreement must be in effect, without termination;

b.	No Default or Event of Default shall have occurred or be continuing under the FPP Factoring Agreement;

c.	Purchaser shall have received each of the following deliverables, each in form reasonably acceptable to Purchaser:

i.	Evidence of termination of all security interests in favor of Square 1 Bank, Wolverine Flagship Fund Trading Limited, and The Tail Wind Fund Ltd. (collectively, the “Existing Secured Creditors”) and the payment in full of the associated secured credit facilities with such Existing Secured Creditors and termination of all lending commitments thereof;

Amendment No. 1 to Financing and Security Agreement

ii.	An executed and compiled Seller secretary’s certificate and corporate resolutions;

iii.	Executed Deposit Account Control Agreements with respect to Seller’s deposit accounts setting forth, among other things, dominion over Seller’s collection account and a daily sweep to Purchaser’s lockbox and springing dominion over Seller’s non-payroll/benefits deposit accounts; and

iv.	A certified search to reflect from the Delaware Secretary of State setting forth Purchaser’s first priority secured lien on Seller’s assets.

5.	Sections 29, 30, and 31 of the FPP Factoring Agreement are hereby incorporated herein by reference mutatis mutandis.

Amendment No. 1 to Financing and Security Agreement

IN WITNESS WHEREOF, the parties here have executed this Amendment as of the day, month, and year first above written.

SELLER:	LOCAL CORPORATION

	Name:	/s/ Kenneth S Cragun
	Title:	Chief Financial Officer

PURCHASER:	FAST PAY PARTNERS LLC

	Name:	/s/ Secil Baysal
	Title:	Chief Operating Officer

Amendment No. 1 to Financing and Security Agreement